UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2015

TransCoastal Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14665	75-2649230
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4975 Voyager Drive, Dallas, Texas		75237
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (972) 818-0720

N/A

4975 Voyager Drive, Dallas, Texas	75237
(zip code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Boards of Directors of Registrant and its majority owned subsidiary TransCoastal Corporation, a Texas corporation (the "TCC-Texas") approved a number of material and ancillary contracts with Melody Business Finance, LLC (“Melody”) effective October 9, 2015. The primary contract is the Tenth Amendment to Loan Agreement and Forbearance Agreement which acknowledges that TCC-Texas is in default on its loan with Melody and provides that Melody will forebear action against TCC-Texas's upon certain conditions. As of the effective date of the Tenth Amendment, the aggregate commitments under the loan agreement were increased to $20,245,945.15.

Melody has agreed to extend the Forbearance Agreement regarding all “Existing Events of Default” conditioned upon the agreement of Registrant and TCC-Texas, to several additional contracts including, but not limited to, a Restructuring Support Agreement ("RSA"), a Security Agreement (Registrant) and an Amended Security Agreement (TCC-Texas).

Restructuring Support Agreement and Proposed Chapter 11 Bankruptcy

The terms of the proposed restructuring, are as set forth in the term sheet appended to the RSA (the “Term Sheet”). The RSA contemplates a consensual restructuring of the outstanding secured debt obligations of TCC-Texas and and its affiliates while maintaining operations and allowing for payment of employees, vendors and other operating expenses in the ordinary course. The Term Sheet contemplates effectuating the restructuring through a pre-packaged plan of reorganization under Chapter 11 of the Bankruptcy Code to be filed within 30 days of the execution of the RSA.

Pursuant to the terms of Term Sheet, the contemplated pre-packaged plan of reorganization provides that Melody, as pre-petition secured lender, will receive 100% of the equity interests in a reorganized TCC-Texas while also providing TCC-Texas with an exit financing facility and proposed “New Investment.” Moreover, the Term Sheet contemplates that current holders of the equity interests of TCC-Texas, including Registrant, will not be entitled to a recovery under the pre-packaged plan of reorganization and will lose all their equity interest in TCC-Texas. The Term Sheet also provides that the allowed claims of the unsecured creditors of TCC-Texas and and its affiliates will be satisfied in full. The equity interest in TCC-Texas owned by Registrant currently constitutes Registrant's sole asset.

Consequently upon the loss of its equity interest in TCC-Texas Registrant would have no operations or source of revenue and therefore would likely be classified as a "shell corporation" under the provisions of 17 CFR 240.12b-2.

Potential investors in Registrant are hereby strongly cautioned against making any investment in Registrant until such time as Registrant's financial condition substantially improves.

Security Agreement

The Security Agreement is by and between Registrant and Melody whereby Registrant agrees to pledge certain security for any loans made by Melody on or after the effective date of the Tenth Amendment. The primary asset being pledged to Melody by Registrant in the Security Agreement is Registrant's equity ownership in TCC-Texas represented by a common stock certificate issued by TCC-Texas in the name of Registrant.

Amended Security Agreements

TCC-Texas and Melody entered into an Amended Security Agreement whereby TCC-Texas agrees to certain amended language to the existing Security Agreement originally entered into on May 19, 2011, in connection with the transaction.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.1	TransCoastal Corporation-Melody Business Finance Tenth Amendment to Loan Agreement and Forbearance Agreement dated effective October 9, 2015.
Exhibit 10.2	Restructuring Support Agreement dated October 9, 2015 by and between Registrant, TransCoastal Corporation-Texas and Melody Business Finance.
Exhibit 10.3	Security Agreement dated October 9, 2015 by and between Registrant and Melody Business Finance.
Exhibit 10.4	Amended Security Agreement dated October 9, 2015 by and between TransCoastal Corporation-Texas and Melody Business Finance.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2015

TransCoastal Corporation

By:	/s/ Stuart G. Hagler
Name:	Stuart G. Hagler,
Title:	CEO